UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2016

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:    Other Events.

On March 14, 2016, the Board of Directors of San Jose Water Company (“SJWC”), a wholly-owned subsidiary of SJW Corp., appointed Andrew R. Gere, as President and Chief Operating Officer of SJWC, effective as of March 14, 2016.  In connection with such appointment, the Executive Compensation Committee of the Board of Directors of SJW Corp. approved an increase in Mr. Gere’s annual base salary from $325,000 to $365,000 effective as of March 14, 2016. W. Richard Roth will remain as the Chief Executive Officer and Chairman of the Board of SJWC.

Mr. Gere has been serving as Chief Operating Officer of SJWC since April 2015.  Mr. Gere served as Vice President of Operations from 2013 until April 2015, as Chief of Operations from 2008 to 2013, as Director of Maintenance from 2006 to 2008, as Director of Operations and Water Quality from 2005 to 2006, and as Manager of Operations and Water Quality from 2003 to 2005. Mr. Gere has been with SJWC since 1995.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with our annual meeting of shareholders, we previously filed our definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and will commence the mailing our notice of Internet availability of proxy materials or our definitive proxy statement and proxy card to our shareholders on or about March 16, 2016. BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY.
We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including our definitive proxy statement, through the Internet at the SEC’s website at www.sec.gov, or at our website at http://www.rrdezproxy.com/2016/sjwcorp. You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
If you have any questions about our proxy statement or our annual meeting of shareholders, or if you need assistance with the voting procedures, including casting or changing your vote, you should contact SJW Corp., Investor Relations: 1-800-250-5147.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: March 14, 2016	/s/ W. RICHARD ROTH
W. Richard Roth
President, Chief Executive Officer and Chairman of the Board